M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey – April 30, 2009 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2009.

Recent highlights include:

-	Reported funds from operations, excluding a non-cash item, of $0.88 per diluted share;

-	Reported net income, excluding a non-cash item, of $0.22 per diluted share;

-	Recognized non-cash impairment charge on unconsolidated joint ventures of $0.04 per diluted share;

-	Reported funds from operations of $0.84 per diluted share and net income of $0.18 per diluted share after taking the non-cash impairment charge into effect; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2009 amounted to $68.1 million, or $0.84 per share, versus $70.9 million, or $0.88 per share, for the quarter ended March 31, 2008.

Net income available to common shareholders for the first quarter 2009 equaled $12.1 million, or $0.18 per share, versus $14.9 million, or $0.23 per share, for the same quarter last year.

Included in net income and FFO for the first quarter 2009 was $0.04 per share of a non-cash impairment charge.

Excluding the effect of this item would result in net income available to common shareholders for the first quarter 2009 of $14.9 million, or $0.22 per share, and FFO of $71.5 million, or $0.88 per share.

Total revenues for the first quarter 2009 were $186.7 million as compared to $194.7 million for the same quarter last year.

All per share amounts presented above are on a diluted basis.

The Company had 66,424,213 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 14,435,743 common operating partnership units outstanding as of March 31, 2009.  The Company had a total of 80,859,956 common shares/common units outstanding at March 31, 2009.

As of March 31, 2009, the Company had total indebtedness of approximately $2.3 billion, with a weighted average annual interest rate of 5.37 percent.  The Company had a debt-to-undepreciated assets ratio of 41.4 percent at March 31, 2009.  The Company had an interest coverage ratio of 3.1 times for the quarter ended March 31, 2009.

On January 27, 2009, the Company obtained $64.5 million in two mortgage financings from Guardian Life Insurance Company of America.  The two Guardian financings, which are collateralized by one property and three office properties located in Clark and Red Bank, New Jersey, respectively, both bear interest at a net effective rate of 7.31 percent per annum and carry a 10-year term.

"Mack-Cali’s well leased portfolio and strong balance sheet continue to position the Company as an Industry leader," commented Mitchell E. Hersh, president and chief executive officer.  "I'm pleased that despite the many challenges in our economy, Mack-Cali generally outperforms the markets in which we do business."

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the first quarter 2009, which was paid on April 13, 2009 to shareholders of record as of April 3, 2009.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2009 through April 14, 2009.  The dividend was paid on April 15, 2009 to shareholders of record as of April 3, 2009.

LEASING INFORMATION

Highlights of the quarter’s leasing transactions include:

Mack-Cali’s consolidated in-service portfolio was 90.7 percent leased at March 31, 2009, as compared to 91.3 percent at December 31, 2008.

For the quarter ended March 31, 2009, the Company executed 103 leases at its consolidated in-service portfolio totaling 644,932 square feet, consisting of 378,550 square feet of office space, 229,082 square feet of office/flex space, 28,000 square feet of industrial/warehouse space and 9,300 square feet of retail space.  Of these totals, 243,482 square feet were for new leases and 401,450 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
Eisai Corporation of North America, a research-based human health care company, signed a new lease for 41,529 square feet at 300 Tice Boulevard in Woodcliff Lake.  The 230,000 square-foot office building is 100 percent leased.

-
The Ayco Company, L.P, a provider of financial counseling and education services, renewed 34,035 square feet at 8 Campus Drive in Parsippany for ten years and three months.  The 215,265 square-foot office building, located in Mack-Cali Business Campus, is 100 percent leased.

-
Harsco Corporation, a worldwide industrial services company, renewed 22,000 square feet at 650 From Road in Paramus for ten years.  The 348,510 square-foot office building, Mack-Cali Centre II, is 91.1 percent leased.

-
Also at 650 From Road, B/E Aerospace Inc., a manufacturer of aircraft cabin interior products and a distributor of aerospace fasteners and consumables, signed a new seven-year and two-month lease for 15,500 square feet.

-
Palisade Capital Management, L.L.C., a registered investment advisor, signed a transaction totaling 16,965 square feet, consisting of a five-year renewal of 11,697 square feet and a five-year expansion of 5,268 square feet at 1 Bridge Plaza in Fort Lee.  The 200,000 square-foot office building is 84.2 percent leased.

CENTRAL NEW JERSEY:

-
NetJets, Inc., which offers fractional jet ownership to corporations and individuals, renewed 19,215 square feet at 581 Main Street in Woodbridge for six years and eight months.  The 200,000 square-foot office building is 100 percent leased.

-
Law Offices of Stephen E. Gertler renewed 13,486 square feet at 1350 Campus Parkway, Monmouth Shores Corp. Park, in Wall Township for six years.  The 79,747 square-foot office building is 91.9 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Westinghouse Air Brake Technologies Corporation, a manufacturer of brake subsystems and related products for locomotives, renewed 28,000 square feet at 4 Warehouse Lane, Elmsford Distribution Center, in Elmsford for five years.  The 195,500 square-foot industrial/warehouse building is 96.7 percent leased.

-
Acorda Therapeutics, Inc., a biotechnology company, renewed 46,103 square feet at 15 Skyline Drive in Hawthorne for three years.  The 55,000 square-foot office/flex building, located in Mid-Westchester Executive Park, is 100 percent leased.

-
Diebold Enterprise Security Systems, Inc., a global security system and service provider, signed a new seven-year and six-month lease for 32,250 square feet at 3 Westchester Plaza in Elmsford.  The 93,500 square-foot office/flex building, located in Cross Westchester Executive Park, is 84.9 percent leased.

-
Applied Behavior Analysis Corporation, d/b/a Fred S. Keller School, a non-profit organization providing education for children with special needs, signed transactions totaling 13,445 square feet at 1 Odell Plaza, South Westchester Executive Park, in Yonkers, consisting of a three-year renewal for 10,365 square-feet and a six-year and three-month expansion of 3,080 square feet.  The 106,000 square-foot office/flex building is 99.9 percent leased.

SUBURBAN PHILADELPHIA:

-
Lum-Tech Lighting Inc., an electric equipment wholesaler, renewed 9,600 square-feet at 201 Commerce Drive in Moorestown, New Jersey for five years.  The 38,400 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

IN WASHINGTON, DC/MARYLAND:

-
Lockheed Martin Corporation, a global security and information technology company, signed a new, five-year lease for 12,629 square feet at 6404 Ivy Lane, Capital Office Park, in Greenbelt, Maryland.  The 165,234 square-foot office building is 69.3 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2009 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.09.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2009, as follows:
Full Year
2009 Range
Net income available to common shareholders	$0.60 - $0.80
Add: Real estate-related depreciation and amortization	2.65
Funds from operations available to common shareholders	$3.25 - $3.45

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, April 30, 2009 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=2163096

The live conference call is also accessible by calling (913) 312-1402 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on April 30, 2009 through May 7, 2009.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4151302.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2009 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.09.pdf

First Quarter 2009 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.09.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 294 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.8 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

		Quarter Ended March 31,
Revenues	2009	2008
Base rents	$149,326	$148,603
Escalations and recoveries from tenants	27,949	25,724
Construction services	3,911	12,761
Real estate services	2,526	3,442
Other income	2,954	4,183
Total revenues	186,666	194,713

Expenses
Real estate taxes	23,471	24,036
Utilities	20,877	21,428
Operating services	27,942	25,973
Direct construction costs	3,714	12,654
General and administrative	10,082	11,095
Depreciation and amortization	48,272	47,722
Total expenses	134,358	142,908
Operating income	52,308	51,805

Other (Expense) Income
Interest expense	(32,794)	(32,460)
Interest and other investment income	197	556
Equity in earnings (loss) of unconsolidated joint ventures	(5,114)	(1,148)
Total other (expense) income	(37,711)	(33,052)
Income from continuing operations	14,597	18,753
Net income	14,597	18,753
Noncontrolling interest in consolidated joint ventures	632	123
Noncontrolling interest in Operating Partnership	(2,628)	(3,427)
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$12,101	$14,949

PER SHARE DATA:
Basic earnings per common share	$ 0.18	$ 0.23

Diluted earnings per common share	$ 0.18	$ 0.23

Dividends declared per common share	$ 0.45	$ 0.64

Basic weighted average shares outstanding	66,484	65,372

Diluted weighted average shares outstanding	80,921	80,491

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended March 31,

	2009	2008
Net income available to common shareholders	$12,101	$14,949
Add: Noncontrolling interest in Operating Partnership	2,628	3,427
Real estate-related depreciation and amortization on continuing operations (1)	53,362	52,498
Funds from operations available to common shareholders (2)	$68,091	$70,874

Diluted weighted average shares/units outstanding (3)	80,921	80,491

Funds from operations per share/unit – diluted	$0.84	$0.88

Dividends declared per common share	$0.45	$0.64

Dividend payout ratio:
Funds from operations-diluted	53.48%	72.69%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,609	$3,058
Tenant improvements and leasing commissions	$8,025	$12,162
Straight-line rent adjustments (4)	$1,387	$1,701
Amortization of (above)/below market lease intangibles, net (5)	$2,109	$1,975
Impairment charge included in equity in earnings (loss)	$4,010 (6)	--

(1)		Includes the Company’s share from unconsolidated joint ventures of $5,171 and $4,885 for the quarter ended March 31, 2009 and 2008, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,384 shares and 14,984 shares for the quarter ended March 31, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)		Includes the Company’s share from unconsolidated joint ventures of $160 and $317 for the quarter ended March 31, 2009 and 2008, respectively.
(5)		Includes the Company’s share from unconsolidated joint ventures of $439 and $414 for the quarter ended March 31, 2009 and 2008, respectively.
(6)		Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and Funds from Operations Excluding a Non-Cash Item Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended March 31,

	2009	2008
Net income available to common shareholders	$0.18	$0.23
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.66	0.65
Funds from operations available to common shareholders (2)	$0.84	$0.88
Add: Non-cash impairment charge from equity in earnings (loss) in unconsolidated joint ventures	0.04	--
FFO Excluding Items	$0.88	$0.88

Dividend payout ratio for FFO Excluding Items	50.92%	72.69%

Diluted weighted average shares/units outstanding (3)	80,921	80,491

(1)		Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.06 for the quarter ended March 31, 2009 and 2008, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,384 shares and 14,984 shares for the quarter ended March 31, 2009 and 2008 respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

March 31,		December 31,
	2009	2008
ASSETS:
Rental property
Land and leasehold interests	$731,128	$731,086
Buildings and improvements	3,796,139	3,792,186
Tenant improvements	401,187	431,616
Furniture, fixtures and equipment	8,716	8,892
	4,937,170	4,963,780
Less-accumulated deprec. & amort.	(1,035,299)	(1,040,778)
Net investment in rental property	3,901,871	3,923,002
Cash and cash equivalents	31,898	21,621
Investments in unconsolidated joint ventures	133,588	138,495
Unbilled rents receivable, net	113,543	112,524
Deferred charges and other assets, net	204,180	212,422
Restricted cash	12,918	12,719
Accounts receivable, net	11,130	23,139

Total assets	$4,409,128	$4,443,922

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,333,868	$1,533,349
Revolving credit facility	328,000	161,000
Mortgages, loans payable and other obligations	592,253	531,126
Dividends and distributions payable	36,887	52,249
Accounts payable, accrued expenses and other liabilities	107,999	119,451
Rents received in advance and security deposits	52,970	54,406
Accrued interest payable	19,341	32,978
Total liabilities	2,471,318	2,484,559
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
66,424,213 and 66,419,055 shares outstanding	664	664
Additional paid-in capital	1,906,125	1,905,386
Dividends in excess of net earnings	(404,377)	(386,587)
Total Mack-Cali Realty Corporation stockholders’ equity	1,527,412	1,544,463

Noncontrolling interests in subsidiaries:
Operating Partnership	410,189	414,114
Consolidated joint ventures	209	786
Total noncontrolling interests in subsidiaries	410,398	414,900

Total equity	1,937,810	1,959,363

Total liabilities and equity	$4,409,128	$4,443,922